Exhibit 99.1

Editorial Contact:	Investor Relations Contact:
Gwen Carlson	Bruce Thomas
Conexant Systems, Inc.	Conexant Systems, Inc.
(949) 483-7363	(949) 483-2698
CONEXANT THANKS JOHN MARREN FOR SERVICE AS HE LEAVES
THE COMPANY’S BOARD
Shareholders also Approve a Proposal Granting Board Authority to Effect a Reverse-stock Split
     NEWPORT BEACH, Calif., Feb. 22, 2008 — Conexant Systems, Inc. (NASDAQ: CNXT), today announced that John W. Marren resigned from the company’s board of directors in conjunction with its annual shareholders meeting held on Feb. 20, 2008. The company also said shareholders approved a proxy proposal granting Conexant’s board of directors authority to execute a reverse-stock split at a time of their choosing for a period of one year.
     Marren joined Conexant’s board in February 2004 when the company completed its merger with GlobespanVirata. Prior to that, he served as a GlobespanVirata director for four years.
     “On behalf of Conexant’s employees and shareholders, I’d like to thank John for his contributions and years of service to our company,” said Dan Artusi, Conexant president and chief executive officer. “As a partner at TPG, a leading global private investment firm, John brought a unique perspective to our strategic business discussions, and we will miss his insights and guidance.”
     “I enjoyed my tenure on Conexant’s board,” Marren said. “With new company leadership in place, now is the right time for me to focus on my other responsibilities and obligations. I wish Dan and the Conexant team continued success in the future, and look forward to following the company’s progress.”
     Marren has been a partner at TPG Capital L.P. for the past eight years. He also serves as chairman of the board for MEMC Electronic Materials, Inc. In addition, he is a director at several privately held companies.

Conexant Thanks John Marren as he Leaves the Company’s Board of Directors                                              2
About Conexant
     Conexant’s comprehensive portfolio of innovative semiconductor solutions includes products for Internet connectivity, digital imaging, and media processing applications. Conexant is a fabless semiconductor company that recorded revenues of $809 million in fiscal year 2007. The company is headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com
Safe Harbor Statement
     “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.
     These risks and uncertainties include, but are not limited to: pricing pressures and other competitive factors; our ability to timely develop and implement new technologies and to obtain protection for the related intellectual property; the cyclical nature of the semiconductor industry and the markets addressed by our products and our customers’ products; continuing volatility in the technology sector and the semiconductor industry; our successful development of new products; the timing of our new product introductions and our product quality; our ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; changes in our product mix; product obsolescence; the ability of our customers to manage inventory; demand for and market acceptance of our new and existing products; the risk that capital needed for our business and to repay our indebtedness will not be available when needed; the risk that the value of our common stock may be adversely affected by market volatility; the substantial losses we have incurred; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; general economic and political conditions and conditions in the markets we address; and possible disruptions in commerce related to terrorist activity or armed conflict, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings.
     The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
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Conexant is a registered trademark of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.